Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated July 23, 2021(Except for the effects on the financial statements of the stock split, as to which the date is October 6, 2021), relating to the financial statements of Stran & Company, Inc. as of December 31, 2020 and 2019 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

November 8, 2021